Exhibit 10.2.1

Indemnification Agreement

AGREEMENT, effective as of               , 2012, between Walter Energy, Inc., a Delaware corporation (the “Corporation”), and                     (the “Indemnitee”).

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment and that competent and experienced individuals are increasingly reluctant to serve or to continue to serve as directors or officers of public corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to such increased risk;

WHEREAS, Section 145 of the Delaware General Corporation Law (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Corporation, as directors or officers, and expressly provides that the indemnification provided by Section 145 is not exclusive;

WHEREAS, the By-Laws of the Corporation require the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by law and the Indemnitee has agreed to serve as a director or officer of the Corporation in part in reliance on such By-Laws;

WHEREAS, the Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected, in the judgment of the Corporation, and the Corporation is of the opinion that the best interests of the Corporation and its stockholders would best be served by a combination of insurance and indemnification from the Corporation;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Corporation in an effective manner and Indemnitee’s reliance on the aforesaid By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Corporation’s Board of Directors or acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants and agreement set forth below, and of Indemnitee continuing to serve the Corporation as a director or officer, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Certain Definitions:

(a)                                 Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

(b)                                 Corporate Capacity: shall mean Indemnitee’s status or capacity as, or fact that Indemnitee is or was, a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent or fiduciary of another Entity.

(c)                                  Entity: shall mean a corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise.  References herein to a director of an Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

(d)                                 Expenses: include attorneys’ fees and all other costs, expenses and obligations reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding for which indemnity is available under Section 2(a) hereof or in connection with seeking recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation.

(e)                                  Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent or fiduciary of another Entity, or by reason of anything done or not done by Indemnitee in any such capacity.

(f)                                   Proceeding: is any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism or proceeding, or any inquiry or investigation (including an internal investigation), whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(g)                                  Reviewing Party: subject to Section 3 of this Agreement, a committee or person consisting of a member or members of the Corporation’s Board of Directors or any other person or body appointed by the Board who is not a party to or affected by the particular claim for which Indemnitee is seeking indemnification.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors (unless the Indemnitee is a director or officer of the Corporation at the time of the determination of entitlement to indemnification contemplated by Section 3 of this Agreement, in which case the Reviewing Party shall be determined as provided in Section 3), and if there has been such a Change in Control, the Reviewing Party shall be special, independent counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation or Indemnitee within the last 5 years (other than in connection with such matters). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of such special, independent counsel and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)                                 Voting Securities: any securities of the Corporation which vote generally in the election of directors.

2.                                      Basic Indemnification Arrangement.

(a)                                 In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding by reason of (or arising in part out of) the Indemnitee’s Corporate Capacity or an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent authorized by applicable law as soon as practicable but in any event no later than thirty days (60 days if the Reviewing Party is special, independent counsel) after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement), paid or incurred in connection with such Proceeding.

(b)                                 To the fullest extent authorized by applicable law, if so requested by Indemnitee in writing, the Corporation shall advance (within ten business days of such request) any and all Expenses to Indemnitee in advance of the final disposition of a Proceeding to which Indemnitee was, is or becomes a party to or in which Indemnitee was, is or becomes a witness or other participant in, or to which Indemnitee is threatened to be made a party to or witness or other participant in, by reason of (or arising in part out of) the Indemnitee’s Corporate Capacity or an Indemnifiable Event or in connection with seeking recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation (an “Expense Advance”).  The Indemnitee hereby undertakes to repay an Expense Advance to the extent that it is ultimately determined in accordance with this Agreement that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement and applicable law.  No other form of undertaking shall be required of the Indemnitee other than the execution of this Agreement.  An Expense Advance shall be made only upon receipt of satisfactory evidence as to the amount of such Expenses.  The Indemnitee’s copy of the statement paid, or to be paid by the Indemnitee, shall constitute satisfactory evidence of the amount of such Expenses.

(c)                                  Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification or Expense Advance pursuant to this Agreement in connection with any Proceeding, however denominated, initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding.

3.             Indemnification Determination: Any indemnification under this agreement (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Reviewing Party that indemnification of the Indemnitee is proper in the circumstance because Indemnitee has satisfied the standards of conduct set forth in Section 145 of the General Corporation Law of the State of Delaware and is otherwise entitled to be indemnified pursuant to this Agreement and applicable law. The Corporation agrees that all determinations of the right of Indemnitee to indemnification under this Agreement or any other agreement, insurance policy, by-law or certificate of incorporation of the Corporation and its predecessors shall be made by the Reviewing Party in a writing delivered to the Corporation and the Indemnitee (and if the Reviewing Party is special, independent counsel, in a written opinion delivered to the Corporation and the Indemnitee).  If the Reviewing Party determines that the Indemnitee is not entitled to indemnification, then such writing (or opinion) shall disclose the bases for such determination in reasonable detail.  Notwithstanding anything in this Agreement to the contrary, if Indemnitee is a director or officer of the Corporation at the time of the determination contemplated by this Section 3, then to the extent required by applicable law, the Reviewing Party that makes the determination of entitlement to indemnification contemplated by this Section 3 shall be one of the following: (i) if there has been a Change in Control, the Reviewing Party shall be special, independent counsel selected in the manner provided in Section 1(g); and (ii) if there has not been a Change in Control, the Reviewing Party shall be (A) the directors who are not parties to the Proceeding in connection with which Indemnification is sought, even though less than a quorum of the Board of Directors, (B) a committee of such directors designated by a majority vote of such directors, even though less than a quorum of the Board of Directors, or (C) if there are no such directors, or if a majority of such directors so direct, special, independent legal counsel who has not otherwise performed services for the Corporation or Indemnitee within the last 5 years (other than in connection with such matters).  If there has been no determination by the Reviewing Party within thirty days (60 days if the Reviewing Party is special, independent counsel) after written demand for indemnification is presented to the Corporation or if the Reviewing Party determines that Indemnitee is not permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking a determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding.

4.             Indemnification for Expenses. To the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee against any and all Expenses.

5.             Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or Indemnitee’s Corporate Capacity or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

6.             No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7.             Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Certificate of Incorporation or By-Laws, the Delaware General Corporation Law, a vote of stockholders, a resolution of directors, or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  But no amendment or alteration of the Corporation’s Certificate of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee hereunder.

8.             Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.  This Agreement shall not limit the Indemnitee’s rights under any direct of so-called “Side A” coverages available to the Indemnitee.

9.             Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

10.          No Modification. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors (but not any indemnification provision contained in any by-law or certificate of incorporation of any of the foregoing).  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.          Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

12.          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of all of the Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Sections 2(b) or 13.

13.          No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by-law, certificate of incorporation, other indemnity provision, or otherwise) of the amounts otherwise indemnifiable hereunder.

14.          Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether

Indemnitee continues to serve as a director or officer of the Corporation or of any other enterprise at the Corporation’s request.

15.          Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16.          Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnifty the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

17.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.  Indemnitee is specifically authorized to bring suit in the event of any determination by any person that indemnification is not available to the Indemnitee hereunder or that Indemnitee will not be entitled to an Expense Advance, if a payment owed to Indemnitee has not been made in a timely manner, or if there is any other breach of the Agreement.  For purposes of any action or proceeding arising out of or in connection with this Agreement, the Indemnitee agrees to (i) the exclusive jurisdiction of the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (iii) waive any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the Corporation has duly executed and delivered this Agreement to the director as of the date first above written.

Walter Energy, Inc.

By:
Name:
Title:
Accepted and agreed
as of the date first written above:

[Name of Director or Officer]